Exhibit 99.4

Q3 2014 Earnings Prepared Comments
Jon Puckett, Celanese Corporation, Vice President, Investor Relations
Welcome to the Celanese Corporation third quarter 2014 financial results recording. The date of this recording is October 20, 2014. Please note that no portion of this presentation may be rebroadcast or reproduced in any form without the prior written consent of Celanese.
My name is Jon Puckett, Vice President of Investor Relations at Celanese. Today you will be hearing from Mark Rohr, Chairman and Chief Executive Officer, and Chris Jensen, Senior Vice President, Finance.
The Celanese Corporation third quarter 2014 earnings release was distributed via business wire this afternoon and posted on our website, www.celanese.com, in the Investor Relations section. The slides referenced during this recording are also posted on our website. As a reminder, some of the matters discussed today and included in our presentations may include forward-looking statements concerning, for example, Celanese Corporation's future objectives and results. Please note the cautionary language contained in the posted slides. Also, some of the matters discussed and presented include references to non-GAAP financial measures. Explanations of these measures and reconciliations to the comparable GAAP measures are included on our website, www.celanese.com, in the Investor Relations section under Financial Information. The earnings release, presentation and non-GAAP reconciliations are being furnished to the SEC in a Current Report on Form 8-K.
Mark Rohr will provide some recent highlights, review our consolidated third quarter results and discuss our outlook for the rest of 2014. He will also provide more granularity on our actions to offset the 2015 methanol impact and our initial outlook for 2015. Chris will then comment on some recent developments in our debt structure, cash flow and tax rate. I'd now like to turn it over to Mark.

Mark Rohr, Celanese Corporation, Chairman of the Board of Directors and Chief Executive Officer
Thanks, Jon, and welcome to everyone listening in today.
I'd like to start with some recent highlights from our cellulose derivatives business that demonstrate the work underway to develop new products and applications.
The first example is a new application for Clarifoil® which is a cellulose diacetate film. Clarifoil® films have historically been used for high end packaging. Our team recently developed a proprietary formulation that makes Clarifoil® film super hydrophilic, which means it doesn't bead water, it actually absorbs it. This enables us to use Clarifoil as an anti-fog film for applications on glass and plastic. For example, our proprietary film can prevent the glass freezer door from fogging when it is opened and encounters moisture and warmer temperatures. This application is more than a nice to have so you can see the pizza you are buying. Our film allows freezer manufacturers to eliminate the existing heating components in freezer doors and provides a film that is more resilient to scratches than what is use today. We recently commercialized this application for freezer doors and applications for this film in eye wear, sporting goods, helmet visors, mirrors, and auto glass, to name a few, are actively being explored.
The second example is the recent commercialization of CelFX™. CelFX™ is a proprietary filter platform that was developed by utilizing technology from multiple businesses. The filter has significantly more surface area than acetate tow and removes more gas phase compounds than acetate tow filters while also improving consumer experience. The properties of this filter provide our customers with a unique platform on which they can launch new and innovative products. Our first commercial launch of CelFX™ was in Japan in September and the post launch feedback on the product has been positive today.
I also want to mention a small acquisition that we just announced, Cool Polymers, Inc. This business has experience in the development, prototyping and processing of thermally conductive polymers, which have applications in many end-uses including automobiles, lighting and medical devices. While this is a small acquisition and it is emerging technology, we are really excited about the potential it brings.
Now let's move on to our consolidated results. I'm pleased to report third quarter adjusted earnings of $1.61 per share, which is record quarterly performance for Celanese. Segment income margin increased by 150 basis points sequentially to 20.1 percent as we expanded margins in Consumer Specialties and Acetyl Intermediates. On a year-over-year basis, segment income margin has increased 300 basis points on expanded margins in Advanced Engineered Materials, Consumer Specialties and Acetyl Intermediates.

Operating cash flow in the quarter was $379 million and adjusted free cash flow was $227 million, both quarterly records. We are really proud of these results and the organization's focus on execution across all businesses. These results also helped support our efforts to return cash to shareholders. During the quarter, we distributed dividends of $39 million and repurchased 1.6 million shares for roughly $100 million. Expect us to continue to generate good cash flow and work hard to find appropriate ways to return excess cash to shareholders.
Turning now to the segments - Advanced Engineered Materials generated segment income of $87 million realizing a margin of 23.8 percent. Volume declined 4 percent from the prior quarter primarily due to seasonality at auto producers, with German and North American auto builds down sequentially 7 percent and 5 percent, respectively. Even with the decline in auto builds our global market penetration remained at record levels of about 2 kilos per vehicle globally. Pricing decreased sequentially by 1 percent during the quarter driven by mix while affiliate earnings were consistent with the prior quarter at $43 million. The business also completed a major turnaround at the Bishop facility during the quarter.
In Consumer Specialties, third quarter segment income was $116 million on sequentially expanded margin of 290 basis points, to 39.9 percent. Third quarter pricing and volume were consistent with the second quarter and dividends from our cellulose derivatives ventures were flat sequentially at $29 million. Recall that our second quarter results were negatively impacted by $7 to $10 million due to a third party power outage that interrupted operations at our cellulose derivatives facility in Narrows, Virginia. Good unit operations this quarter supported the margin improvement we realized.
The cellulose derivatives business provides significant value to our customers by supplying them with a very specified material critical to their operations in a very reliable manner, which is why we continue to invest in the reliability of our units. As you know, we are installing new utility systems, boilers and upgrading our electrical supply network at our Narrows facility. Investments in productivity and efficiency of our own operations have been key drivers for us to grow the adjusted EBIT of this segment by about 13 percent, on a five-year compounded basis. Throughout this five year period, the growth profile has been fluid from year to year, and we expect it will continue to be so, but we do see opportunities to grow the earnings of this business as long as we continue to focus on providing innovation, value and reliability for our customers.
Acetyl Intermediates had another excellent quarter generating segment income of $168 million and expanding margins sequentially by 170 basis points to 17.9 percent. Pricing increased 3 percent from the prior quarter which reflects continued success in our commercial efforts. Our strategic approach to customer contracts has increased our ability to respond to industry conditions and also provides us with increased control in our business. Structural changes in European trade flows and industrial VAM outages favorably impacted pricing as well. Volume increased 2 percent mainly due to the second quarter impact of a planned turnaround at our Clear Lake, Texas plant.
As we start the fourth quarter, business performance is meeting our expectations. Given that, we should end the year with record adjusted earnings in the range of $5.55 to $5.65 per share, or 23 percent to 26 percent growth year-over-year.
Shifting to 2015, I'd like to take a minute to update you on our Clear Lake, Texas methanol unit. We continue to make tremendous progress in the construction of this unit and I am really proud of the team's focus and effort. During the quarter we erected a good bit of the major equipment, started the electrical work, reached about 60 percent completion on steel construction, and began work on the reformer unit. Our slide presentation includes an update on the construction status and milestones. We continue to be confident in our timeline to complete the unit by September 2015 with methanol production beginning in October 2015. We believe our cost estimate, while tight, is adequate to manage a difficult market for skilled labor.
Let me remind you about a few methanol-specific details. We consume between 900,000 and 1 million tons of methanol annually in the U.S. Our portion of production from Clear Lake will be about 650,000 tons, or about two thirds of our needs. Once the unit is operational, we expect to purchase between 250,000 to 350,000 tons at market price, minus a big buyer discount, and, assuming methanol and natural gas remain constant with current prices, the majority of the headwind is driven by the methanol we will purchase. Our estimate of the annual financial impact of self-produced methanol remains at about $100 million of adjusted EBIT, basically $25 million a quarter.
When we look at calendar year 2015, the headwind is also about $100 million, or $0.50 of adjusted earnings per share, assuming an October 2015 start up. When you break this down by quarters the math is pretty simple. The majority of the impact, about 75 percent, is expected to occur in the third quarter of 2015 before we have our plant operational since we will purchase 100 percent of our methanol needs under a bridge contract at market price, minus the discount. In the fourth quarter, we expect to have our plant fully operational and will purchase one-third of our methanol needs, at a discount to market. This makes up the remaining 25 percent of the financial impact in 2015. Of course, the actual impact will depend on methanol and natural gas pricing, and the timing of the start-up, so the impact could range from $75 million to $125 million, or about $0.40 to $0.60 of adjusted earnings per share.

Let's now shift now to our actions in 2015 to offset this headwind, which fall into three categories - excess cash deployment, changes to our European operating structure and productivity initiatives.
First is excess cash deployment. Chris will cover this in more detail later, but we made a lot of progress on our debt structure during the third quarter. These actions will increase our flexibility, lower our interest expense and generate adjusted earnings of around $0.15 per share in 2015.
The second offset is related to implementing a pan-European operating structure during the first half of 2015, with regional headquarters in Amsterdam. This structure will allow us to enhance our performance and efficiency by bringing the necessary leadership roles together in one location. This is an important step to support our growth objectives in Europe. We anticipate implementing this operating structure will drive about $0.20 of adjusted EPS in 2015.
The third offset is productivity. We have a strong heritage of driving productivity and we have identified and started projects that should help close the gap on the methanol headwind. Our teams have projects underway at multiple facilities that will deliver material energy savings, and we are working yield improvement projects across the globe that should deliver incremental profits as well. Focused spending efforts will also reduce controllable costs. In the aggregate, these projects are expected to generate $30 to $40 million of savings in 2015, or adjusted earnings of $0.15 to $0.20 per share. Collectively these actions and our ability to execute on them will offset methanol headwinds next year.
Next, let me provide some initial thoughts on our earnings expectations for 2015. At a macro level, we're working to see that our adjusted EPS in 2015 will be consistent with our 2014 expectations, and I believe doing so would be a tremendous accomplishment for our company given the headwind that I just discussed as well as other incremental headwinds we may encounter, like industry outages in 2014 that will likely not reoccur in 2015, a stronger dollar versus the Euro, and potential weakness in global economies, just to name a few. While it's difficult to estimate the exact amount of these potential headwinds, we believe our customer-centric approach for the materials businesses and the commercial actions we will continue to take in our technology-enabled businesses will provide us with appropriate opportunities to overcome the challenges we face.
Before I wrap up, I want to remind folks that our strategic objectives for Celanese are expected to yield double-digit earnings growth on a five year CAGR basis. Some years we will be above that level and some years we will be below that level. But if you step back from the annual numbers and look at how we are performing against this five year CAGR objective, we are right on track, and would be so even with consistent earnings in 2015. We are tracking to our objective because we have increased the amount of flexibility and control we have in our businesses. We have done this through innovation, increasing feedstock access, driving productivity efforts, commercial focus and most importantly the dedication of our global teams. With their efforts we are successfully translating customer-centric innovation into new commercial applications and driving more consistent growth. We expect our capabilities and performance to continue to improve and as they do, I expect Celanese to be recognized as a top tier performer as measured by EBIT margin, growth and return on capital employed.
With that, I'll now turn it over to Chris.

Chris Jensen, Celanese Corporation, Senior Vice President, Finance
Thanks, Mark.
Let me take a moment to review the year-over-year results for the third quarter. Adjusted earnings per share for the quarter was $1.61, a 34 percent improvement over the prior year quarter. Segment income margin increased by 300 basis points driven by Advanced Engineered Materials, Consumer Specialties, and Acetyl Intermediates. Pricing was 10 percent higher on a year-over-year basis primarily driven by Consumer Specialties, Industrial Specialties and Acetyl Intermediates. We continue to benefit from strategic changes to the business model in Acetyl Intermediates that have enhanced our profitability and commercial flexibility, mainly in acetic acid in China. Also, our strategic decision to close our non-integrated VAM unit in Europe has favorably impacted global trade flows. Lastly, VAM pricing remained high due to planned and unplanned industry outages that lingered longer into the third quarter than we expected. Year-over-year volumes remained flat with higher volume in our Engineered Materials business offsetting lower volume in Consumer Specialties.
Let's briefly touch on Other activities of $31 million expense in the quarter. Other activities includes a number of spending items like corporate functions, the non-service cost elements of global pension expense and foreign currency impact to name a few. Other Activities was $9 million lower sequentially due to multiple puts and takes including the timing of compensation and lower spending in functional areas.
Mark touched on our recent debt refinancing as one of the many initiatives to offset the methanol impact for next year. Let me provide some additional details. In September 2014, we completed a €300 million Euro senior unsecured notes offering at 3.250% due in 2019. In mid October, we used the proceeds from these Euro notes and cash on hand to redeem our $600 million 6.625% senior unsecured notes that were due 2018. Concurrent with the bond transaction, we amended and extended our existing senior secured credit facilities and increased our revolver by $300 million to increase the flexibility of our debt profile. The result of these actions is that we reduced debt by about $200 million and lowered our interest rate on about $400 million of our debt by more than 300 basis points. These transactions should reduce interest expense by about $30 million in 2015, or adjusted EPS of about $0.15.
Shifting now to cash flow, we had a record quarter of cash generation. Both operating cash flow of $379 million and adjusted free cash flow of $227 million were quarterly records. These outstanding results were driven by higher earnings and the timing of cash taxes. We continue to make progress on our strategic capital investment like the methanol unit at Clear Lake, Texas and natural gas boilers at our cellulose derivatives facility in Narrows, Virginia, with net capital spending of $145 million in the quarter. We have also lowered our expected range of capital expenditures in 2014 by $50 million to $400 to $450 million.
We maintained our balanced capital deployment strategy with $39 million in quarterly dividends and $98 million in share repurchases. We will continue to be opportunistic on the remaining $199 million of share repurchase authorization as of September 30, 2014.
We closed the quarter with $1.5 billion of cash, which includes about $378 million of cash received from the Euro note offering. Since the quarter ended we have spent about $620 million to redeem our 6.625% senior unsecured notes due 2018, reducing debt by about $200 million.
Now on taxes, the effective US GAAP tax rate for the third quarter this year was comparable to last year at 26 percent versus 25 percent in 2013. The tax rate for adjusted EPS in the third quarter of 2014 was 21 percent, consistent with the prior quarter but 2 percent higher than the same quarter last year as we continue to generate a larger portion of our earnings in the US which has higher statutory rates.
This concludes our prepared remarks and we look forward to discussing our results with you on our earnings call Tuesday morning. Thank you.

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